Equity Transfer Agreement

This Agreement is entered by and between the Transferor and the Transferee in   on the day of March 8, 2010.

Transferor:

  Tang Zhixiang (ID No._______________)

Transferee:

China New Energy Group Company

Authorized Representative:

ID No.:

 (Transferor and the Transferee shall hereinafter be referred to individually as the "Party" and collectively as the "Parties".)

Target Company：

Beijing Century Dadi Gas Engineering Co., Ltd.  (hereinafter referred to as “CENTURY DADI” or the “Target Company”), a limited company established and existing under the laws of China, with its registered address at [        Huairou District, Beijing], with its legal representative of [Tang Zhixiang].

Whereas:

1）The shareholding structure of the Target Company is as follows:

Name	Percentage of Equity Holding(%)
Beijing Dadi Gas Engineering Co., Ltd.	20%
Tang Zhixiang (Transferor)	28.16%
Gao Chao	3.55%
Tang Jianguo	3.89%
Zhou Donglai	2.4%
Xie Aifeng	2.1%
Fang Xueqing	5.86%
Cao Jianqiang	3.72%
Feng Chunming	3.57%
Wang Zhihai	3.54%
Other individuals (18 persons)	23.20%
Total	100%

2）The Transferor is the actual controller of the Target Company and subsidiary companies wholly-owned, controlled, equity affiliates of Target Company (“the Target Company and subsidiary companies wholly-owned, controlled, equity affiliates of Target Company” only referred to the companies listed in Annex I List of Target Company, Subsidiary Companies wholly-owned, controlled, equity affiliates of Target Company and Subsidiary Companies wholly-owned, controlled of DADI GAS); The Transferor is the actual controller of Beijing Dadi Gas Engineering Co., Ltd. (hereinafter referred to as “DADI GAS”) and its subsidiary companies wholly-owned, controlled (“Subsidiary Companies wholly-owned, controlled of DADI GAS” only referred to the companies listed specified in Annex I List of Target Company, Subsidiary Companies wholly-owned, controlled, equity affiliates of Target Company and Subsidiary Companies wholly-owned, controlled of DADI GAS)

3）The Transferor undertakes that after the execution of this Agreement he will increase his equity holding of the Target Company by purchasing the equity. By such equity purchase he will hold no less than 70% equity of the Target Company.

4）The Transferee agrees that after such Transferor’s equity increase, the Transferee will purchase 70% equity of the Target Company from the Transferor.

5）The Transferee will consider entrusting the Transferor to purchase the equity of the Target Company and its subsidiary companies controlled, equity affiliates which are not held by the Transferor at some suitable time. Both parties agree that the payment will be made in a form of stock and relevant issues (including but not limited to the price of stock and realization) in connection with the purchase of outstanding equity are to be agreed by both parties.  .

6）The Transferor undertakes that the Transferee and the Target Company may use all resources of DADI　GAS (including but not limited to qualifications).

7）Target Company, Subsidiary Companies wholly-owned, controlled, equity affiliates of Target Company and Subsidiary Companies wholly-owned, controlled of DADI GAS intend to invest projects listed in Annex V.

8）The Transferor provides the separate and consolidated financial statements (including balance sheet and income statement) of Target Company, Subsidiary Companies wholly-owned, controlled, equity affiliates of Target Company; and the separate financial statements (including balance sheet and income statement) respectively of Subsidiary Companies wholly-owned, controlled of DADI GAS, as indicated in Annex VI.

Pursuant to the Company Law of the People's Republic of China and Contract Law of the People's Republic of China and other applicable laws and regulations the Transferor and the Transferee, after friendly consultations, conclude this Agreement regarding the equity transfer as follows:

1. Transferred Equity

1.1 The Transferor agrees that after the execution of this Agreement he will increase his equity holding of the Target Company by purchasing the equity. By such equity purchase he will hold no less than 70% equity (hereinafter collectively referred to as "Transferred Equity") of the Target Company. The Transferor agrees to sell 70% equity interest of the Target Company held by him to the Transferee.

1.2 The Transferee agrees to purchase the equity interest of the Target Company held by the Transferor after its equity increase aforesaid from the Transferor, namely 70% equity interest of the Target Company.

1.3 After the transfer of equity the Transferee will enjoy the shareholder's rights, and undertake obligations and responsibilities of shareholder in accordance with applicable China laws and the provisions of the Articles of Association of the Target Company.

2. Principles of Transfer of Equity

2.1 The Parties agree that the respective obligations of the Parties to effect the sale and purchase of the Transferred Equity and the Completion shall comply with the following principles:

（1）that all necessary permissions, instructions, consents, licenses, approval or authorization of any governmental authority, bureau, agency or other body required in connection with the legality, validity or enforceability of the sale and purchase of the Transferred Equity have been obtained or made;

（2）that all necessary procedures, formalities and steps and regulatory requirements relating to the sale and purchase of the Transferred Equity have been completed or complied with;

（3）that this transfer of equity shall not result in the deprivation of operating right of Urban Gas Pipeline Project of the Target Company and its subsidiary companies wholly-owned, controlled, equity affiliates, DADI GAS and its subsidiary companies wholly-owned, controlled (specified list in Annex I List of Target Company, Subsidiary Companies wholly-owned, controlled, equity affiliates of Target Company and Subsidiary Companies wholly-owned, controlled of DADI GAS).

2.2 The Transferee may at any time in writing waive any of the above principles, and such waiver may be made subject to such terms and conditions as determined by the Transferee.

2.3 The Parties agree that unless otherwise provided in this Agreement, the Transferee shall be entitled to terminate this Agreement unilaterally without any liability of breach of this Agreement if some or all of the principles have not been complied with before the completion of the transfer. In the event of such termination by the Transferee, Deposit together with any installments of the purchase price previously paid shall be returned to the Transferee and the Transferee is entitled to a penalty of 10 million RMB. If the penalty can not cover the damages or losses suffered by the Transferee hereby, the Transferor shall compensate the shortfall of such losses of the Transferee. If the Transferee suffers from damages or losses hereby, the Transferor shall compensation such losses to the Transferee.

3. Arrangement of Transaction Deposit

3.1 Both the Transferee and the Transferor mutually agree that the Parties will open a mutual managed bank account within 10 working days after the execution of this Agreement. Transferee shall pay RMB10,000,000.00 to the mutual managed bank account within 15 working days after the execution of this Agreement as the Transaction Deposit.

3.2 With respect to the Transaction Deposit aforesaid, both Transferee and Transferor mutually agree that,

3.2.1 in the case when the Transferee making the first installment payment to the Transferor pursuant to this Agreement, the aforesaid Transaction Deposit and the relating interest of bank deposit shall be converted into the entire or partial first installment payment which shall be paid by Transferee to Transferor. The part of which exceeding the first installment payment (if any) shall be remained in mutual managed bank account. When the Transferee making the second installment payment to the Transferor pursuant to this Agreement, such remaining Transaction Deposit and the relating interest of bank deposit shall be converted into the entire or partial second installment payment which shall be paid by Transferee to Transferor;

3.2.2 before the entire Transaction Deposit is converted to the Consideration which shall be paid to the Transferor by the Transferee pursuant to this Agreement, in the case when the Parties or either party terminate this Agreement pursuant to the provisions of this Agreement, the aforesaid Transaction Deposit and the relating interest of bank deposit shall be refunded without any delay to the bank account appointed by Transferee. The aforesaid Transaction Deposit refunding shall be completed within 3 working days upon the termination of this Agreement;

3.2.3 before the entire Transaction Deposit is converted to the Consideration which shall be paid to the Transferor by the Transferee pursuant to this Agreement, in the case when Transferee violates this Agreement, after the amount of penalty which shall be imposed by Transferee as set forth in Section 4.2.1  and Section 9.8 is deducted from the Transaction Deposit and the relating interest of bank deposit, when this Agreement is not terminated due to such violation, the remaining amount shall be continuously converted to the Consideration which shall be paid to the Transferor by the Transferee pursuant to this Agreement; when this Agreement is terminated due to such violation, the remaining amount shall be refunded without any delay to the bank account appointed by Transferee. The aforesaid Transaction Deposit refunding shall be completed within 3 working days upon the termination of this Agreement; and

3.2.4 before the entire Transaction Deposit is converted to the Consideration which shall be paid to the Transferor by the Transferee pursuant to this Agreement, unless otherwise provided under this Agreement, in the case when Transferor terminates this Agreement without the consent of Transferee, Transferor shall coordinate Transferee to refund the Transaction Deposit and the relating interest of bank deposit to the bank account appointed by Transferee without any delay. The aforesaid Transaction Deposit refunding shall be completed within 3 working days upon the termination of this Agreement. In addition, Transferor shall be subject to the liabilities and penalties for of breach according the provisions of this Agreement.

4. Consideration and Payment Schedule

4.1 The Parties agree that the consideration of 70% equity of the Target Company (hereinafter referred to as the "Consideration") shall be: [ · ] times actual Net Profits for the fiscal year ended December 31, 2009 of the Target Company and subsidiary companies wholly-owned, controlled, equity affiliates of Target Company, as determined in accordance with U.S. Generally Accepted Accounting Principles, consistently applied; provided, however, that in no event shall the Consideration be greater than RMB 392,150,000 Yuan. The Consideration paid in RMB in China or equivalent US dollar overseas by installments.

4.1.1 “Net Profits” referred in Section 4.1 means the net profits indicated in the consolidated financial statement of the Target Company based on the day of December 31, 2009 and confirmed by the accountants or auditors of Transferee or appointed by Transferee under the condition that all the subsidiary companies wholly-owned, controlled of DADI GAS listed in Annex I are considered as the subsidiary companies wholly-owned, controlled of the Target Company with the same equity proportion of the Target Company respectively.

 4.1.2 The Parties further agree that aforesaid Consideration shall be deducted in accordance with the findings of the situations of assets, liabilities, the qualifications obtained and etc. of the Target Company and subsidiary companies wholly-owned, controlled of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS during the due diligence investigations and audit by the Transferee.

 (1) If the actual assets and liabilities vary from the management assets and liabilities, the corresponding variance shall be deducted;

（2）The money paid on the purpose of solving or remedy the problems found in the due diligence and audit shall be deduced from the Consideration;

（3）In the event that there is any problem found in the due diligence and audit which cannot be solved or remedied, the amount of deduction from the Consideration shall be confirmed by the Parties in accordance with the specific situation.

4.1.3 The aforesaid deduction of the Consideration shall be confirmed by the Parties before the Transferee’s payment of first installment or second installment respectively. In the event that the Parties cannot reach a mutual agreement on the issue of such deduction of the Consideration within 15 days after the Transferee’s written notice on this issue to the Transferor, the Transferee is entitled to terminate this Agreement and require the Transferor to refund any payment paid by the Transferee (including but not limited to, Transaction Deposit, payment of Consideration, etc.). The Transferee is entitled to a penalty of RMB 10 million as well. If the penalty can not cover the damages or losses suffered by the Transferee hereby, the Transferor shall compensate the shortfall of such losses of the Transferee..

The Parties agree that, notwithstanding the provisions of Section 4.2 of this Agreement, before the Parties reach the mutual agreement on the issue of such deduction of the Consideration, the Transferee is entitled to hold any payment to the Transferor without any liabilities of breach until the Parties reach the mutual agreement on such issue of deduction of the Consideration.

4.2 Payment Schedule

The Parties agree that the Consideration shall be paid according to the following Payment Schedule:

4.2.1 The amount of the first installment is 50% of the Consideration. The Transferee shall make the first installment payment to the Transferor within 10 working days after the satisfaction of following payment preconditions. At this time, the “actual Net Profits for the fiscal year ended December 31, 2009 of the Target Company and subsidiary companies wholly-owned, controlled, equity affiliates of Target Company, as determined in accordance with U.S. Generally Accepted Accounting Principles, consistently applied” shall be temporarily be replaced by “actual Net Profits for the fiscal year ended December 31, 2009 of the Target Company and subsidiary companies wholly-owned, controlled, equity affiliates of Target Company, as determined by the due diligence”.

(1) Transferor owns 70% equity of the Target Company by purchasing equity and has completed the corresponding alteration of AIC registration, namely after such alteration the Transferee shall hold 70% equity of the Target Company.;

(2) Articles of Associations of the Target Company and subsidiaries wholly-owned, controlled, equity affiliates of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS shall satisfy that: (i) resolutions of the shareholders’ meeting with respect to decision of amending the articles of the association of the company, increasing or decreasing the registered capital, and merge, split, dissolution or alteration of the company form, shall be passed by the shareholders which represent two-thirds of the approving votes; and (ii) the Transferor has the right to appoint all the directors of the Target Company and in the case when the Transferor transfer its 70% equity of the Target Company, such right of director appointment shall be still be valid to the transferee of such equity. Futher more, any alteration of the category of the Target Company shall not affect such right of director appointment.

(3) Transferor obtains a written commitment in which the shareholders who hold outstanding 30% equity of the Target Company waive the right to appoint any member in the Broad of the Target Company after this Transfer;

(4) During the due diligence investigation of the Transferee, the Transferor has provided entire materials of the Target Companies and subsidiary companies wholly-owned, controlled, equity affiliates of Target Company and the subsidiary companies wholly-owned, controlled of DADI GAS which are true, accurate and sufficient and necessary to the investigation to the Transferee.

(5) The accounting firm, law firm, the engineering designing institute and evaluation entity appointed by the Transferee has made due diligence investigation on site of the Target Company and subsidiary companies wholly-owned, controlled, equity affiliates of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS which are specified in Annex I and provided relevant opinions or reports to the Transferee after investigation;

(6) This Equity Transfer is approved by the board of directors of the Transferee.

The Transferor shall submit original certificate or documents on satisfaction of above conditions after obtained. After the Transferee has received all the certificates and documents and the Transferee’s satisfaction on precondition (5) and (6) above-mentioned, the Transferee shall issue a written confirmation immediately. The day on which such written confirmation is issued is the satisfaction day of such payment precondition. Notwithstanding aforesaid, unless the above-mentioned precondition (5) and (6) cannot be satisfied by the Transferee, the Transferee shall not refuse to issue the written confirmation unreasonably when such certificates and documents submitted by the Transferor are true, necessary and sufficient.  Above-mentioned payment preconditions shall be satisfied or fulfilled within 3 months after the execution of this Agreement. Otherwise the Transferee is entitled to take any of the following action:

i.  terminate this Agreement, have the Deposit returned and require the Transferor to pay the Transferee RMB10,000,000 Yuan as penalty.

ii.  deduct RMB10,000,000 Yuan for the failed item from the first installment payment;

iii. require the Transferor to make an undertaking on the failed item which is satisfied by the Transferee and require the Transferor to pay the Transferee no less than RMB 2,000,000 Yuan as penalty; or

iv. delay the first installment payment until all the items are satisfied and require the Transferor to pay the Transferee no less than RMB _3,000,000 Yuan as penalty.

If the transferee failed to pay the agreed amount within   10   days after the date when all the preconditions of first installment are satisfied while in accordance with this Agreement, the Transferee will be in a 45 days grace period. During the grace period, the Transferee shall pay overdue penalties at the amount of 1‰ of the amount payable to the Transferors per day. Transferors may exempt the overdue penalties above mentioned after mutual consultation. After such grace period expired, if the transferee still failed to pay the agreed amount in accordance with this Agreement, the Transferee shall pay overdue penalties at the amount of 1‰ of the amount payable to the Transferors per day. However, that in no event shall the penalty of the late payment of first installment payment be greater than RMB 10,000,000 Yuan.

4.2.2 The amount of the second installment is 45% of the Consideration. The Transferee shall make the second installment payment to the Transferor within 10 working days after the satisfaction of following payment preconditions. If the first installment is below or above the 50% of the Consideration, the amount of the second installment of Consideration shall be adjusted so as to the amount of the first and second installment reach to 95% of the Consideration.

(1) The Target Company has carried out necessary internal decision making procedure according to its Articles of Association and relevant laws and regulations, including but not limited to obtaining resolutions of Broad of Directors and Shareholder's Meeting for approving equity transfer;

(2) The Transferor has completed the alteration of AIC registration for the equity transfer of the Target Company and subsidiary companies controlled of the Target Company (during which the Transferee shall provide necessary assistance), namely after such alteration the Transferee shall hold 70% equity of the Target Company and the Target Company shall hold no less than 70% equity of subsidiary companies controlled of the Target Company. All the directors of the Board of the Target Company after such alteration of AIC registration shall be appointed by the Transferee. The Target Company has obtained the new Business License and the business scope of all the Target Company and subsidiary companies wholly-owned, controlled, equity affiliates of Target Company (including all subsidiary companies wholly-owned, controlled of DADI GAS listed in Annex I) (not including Beijing Century Dadi Transportation Ltd., Co.) shall include the investment, operation, management and services of urban gas pipeline.

(3) The auditor of Transferee or appointed by Transferee has determined that the financial records of the Target Company and subsidiaries wholly-owned, controlled, equity affiliates of Target Company are sufficient such that it may complete an audit of the financial statements of each Target Company and subsidiary wholly-owned, controlled, equity affiliates of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS;

(4) The Transferor has completed other alteration registration procedures other than AIC alteration registration for the equity transfer of the Target Companies, including but not limited to alteration of tax registration, bank and other procedures that other relevant departments request;

(5) The Target Company has accomplish the equity purchase of the entire equity of the subsidiary companies wholly-owned, controlled of DADI GAS listed in Annex I held by DADI GAS (the purchase price shall be set according to the formula and principles provided in Section 4.1 of this Agreement) and completed the corresponding alteration registration of AIC. The Target Company has accomplished the target of owning no less than 70% equity of each of its controlled subsidiaries (including the subsidiary companies wholly-owned, controlled of DADI GAS listed in Annex I) or any other shareholding structure of such controlled subsidiaries (including the subsidiary companies wholly-owned, controlled of DADI GAS listed in Annex I) accepted by the Transferee by the Transferor’s causing the Target Company’ purchasing equity of its controlled subsidiaries or any other manner accepted by the Transferee and completed the corresponding alteration registration of AIC (the Transferee shall provide necessary assistance (if any)). In order to avoid ambiguity, both parties agree that the consideration of the equity transfer which the Target Company purchase from DADI　GAS shall be included in the Consideration of this Agreement and the Transferor shall be in charge of making relevant payment of such consideration of the equity transfer to DADI　GAS and ensure that there will not be any liability incurred by the Target Company hereby.

(6) The Transferor and the Target Company   shall assist the Transferee to inspect and check the fixed assets of the Target Company and subsidiary companies wholly-owned, controlled, equity affiliates of Target Company (including the subsidiary companies wholly-owned, controlled of DADI GAS listed in Annex I);

(7) The Transferor shall procure the Target Company and subsidiary companies wholly-owned, controlled, equity affiliates of Target Company (including the subsidiary companies wholly-owned, controlled of DADI GAS listed in Annex I) to complete to transfer following materials to the Transferee, including but not limited to, company stamps, certificates, licenses, government permits and documents and materials of engineering, finance, human resources and business contracts of operation of the Target Companies, no matter in writing or in electronic;

(8) Completion of the Transfer; and

(9) Before the completion of the delivery, Transferor has entered into an agreement involving all following the contents by and between all the shareholders (other than the Target Company Transferee and Transferor) of the Target Company and Subsidiary Companies wholly-owned, controlled of Target Company (including the subsidiary companies wholly-owned, controlled of DADI GAS listed in Annex I)

(i)  The Transferor undertakes that (A) he will not take part in any day-to-day operation and management (including but not limited to, taking the position of director, supervisor, senior officer, etc.) (B) waives any right to be a Director and agrees to vote his shares for the director nominees of the Transferee and (C) waives the first right of refusal (if any) to purchase any equity sold by other shareholders of any Target Company and Subsidiary Company wholly-owned, controlled, equity affiliates of Target Company (including the subsidiary companies wholly-owned, controlled of DADI GAS listed in Annex I) any more. Transferor shall only have the rights to enjoy the dividends and vote for the resolution of shareholder’s meeting according to his equity proportion; and

(ii) Other shareholders (other than the Target Company Transferee and Transferor) of the Target Company and Subsidiary Companies wholly-owned, controlled of Target Company (including the subsidiary companies wholly-owned, controlled of DADI GAS listed in Annex I)  undertake that after the Transferee completed the Equity Transfer (A) they will not take part in any day-to-day operation and management (including but not limited to, take the position of director, supervisor, senior officer, etc.) (B) waives any right to be a Director and agrees to vote his shares for the director nominees of the Transferee and (C) waives have the first right of refusal (if any) to purchase any equity sold by other shareholders of any Target Companies and Subsidiary Companies wholly-owned, controlled of Target Company (including the subsidiary companies wholly-owned, controlled of DADI GAS listed in Annex I) any more. Such other shareholders shall only have the rights to enjoy the dividends and vote for the resolution of shareholder’s meeting according to their equity proportion.

The Transferor shall submit original certificates or documents on satisfaction of above conditions after obtained. After the Transferee has received all the certificates and documents, the Transferee shall issue a written confirmation immediately. The day on which such written confirmation is issued is the satisfaction day of such payment precondition. Notwithstanding aforesaid, the Transferee shall not refuse to issue the written confirmation unreasonably when such certificates and documents submitted by the Transferor are true, necessary and sufficient.  Above-mentioned payment preconditions shall be satisfied or fulfilled within 6 weeks after the payment of first installment of the Consideration. Otherwise the Transferee is entitled to take any of the following action:

i. terminate this Agreement and require the Transferor to pay the Transferee RMB 10,000,000 Yuan as penalty.

ii. deduct RMB_10,000,000_ Yuan for the failed item from the second installment payment;

iii. require the Transferor to make an undertaking on the failed item which is satisfied by the Transferee and require the Transferor to pay the Transferee no less than RMB 2,000,000 Yuan as penalty; or

iv. delay the second installment payment until all the items are satisfied and require the Transferor to pay the Transferee no less than RMB _3,000,000 Yuan as penalty.

If the transferee failed to pay the agreed amount within   10   days after the date when all the preconditions of second installment are satisfied while in accordance with this Agreement, the Transferee will be in a 45 days grace period. During the grace period, the Transferee shall pay overdue penalties at the amount of 1‰ of the amount payable to the Transferors per day. Transferors may exempt the overdue penalties above mentioned after mutual consultation. After such grace period expired, if the transferee still failed to pay the agreed amount in accordance with this Agreement, the Transferee shall pay overdue penalties at the amount of 1‰ of the amount payable to the Transferors per day. However, that in no event shall the penalty of the late payment of second installment payment be greater than RMB 10,000,000 Yuan.

4.2.3  The amount of the third installment is 5% of the Consideration. For the purpose of smoothly transition and stable operating of the Target Company, the third installment shall be considered as the reserved payment of this transaction and will be paid to the Transferor within 10 days after the expiration of 12 months period after the Completion of the Transaction under the condition that the Transferor are free of any liabilities.

(i)
 If the transferee failed to pay the agreed amount within 10 days in accordance with this Agreement, the Transferee will be in a 45 days grace period. During the grace period, the Transferee shall pay overdue penalties at the amount of 1‰ of the amount payable to the Transferors per day. Transferors may exempt the overdue penalties above mentioned after mutual consultation. After such grace period expired, if the transferee still failed to pay the agreed amount in accordance with this Agreement, the Transferee shall pay overdue penalties at the amount of 1‰ of the amount payable to the Transferors per day. However, that in no event shall the penalty of the late payment of third installment payment be greater than RMB 10,000,000 Yuan.

(ii)
The third installment payment shall be paid by the Transferee to a mutual management bank account opened under the name of the Transferor. Within 3 years after the payment arriving at the mutual management bank account, in the event that the Transferor breaches any provisions of this Agreement, the Transferee is entitled to require to transfer the penalty in such mutual management bank account to the bank account appointed by the Transferee. If it is not sufficient, the Transferor shall pay the outstanding penalty to the Transferee immediately. In the event that the Transferor does not breach this Agreement or has already complete the remedy (including but not limited to payment of the penalty of breaching) of its breach of this Agreement, the Transferee shall withdraw its management of such mutual management bank account after the expiration of such period of 3 years.

4.3 The Transferor agree that when the Transferee makes payment to the Transferor, the Transferee is entitled to deduct any of the remaining payables (if any) owed by the Transferor on its own discretion without any prior consent of the Transferor.

4.4 The Transferee agrees that, except as otherwise provided in this Agreement, when making the payment of the consideration to the Transferor, the Transferee will make the payment to the bank account instructed by the Transferor. The Transferor agrees that, such payment following the Transferor’s payment instruction shall be considered as the payment to the Transferor.

5. Business Operation before the Completion

5.1 The Transferor undertakes that the Target Company, subsidiary companies wholly-owned, controlled, equity affiliates of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS and the shareholder’s meeting and the board of directors appointed by the Target Company, subsidiary companies wholly-owned, controlled, equity affiliates of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS will procure that the business of the Target Company and subsidiary companies wholly-owned, controlled, equity affiliates of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS respectively will be operated in a normal and prudent basis and in the ordinary course of day-to-day operations and, will not do or omit to do (or allow to be done) or to be omitted to be done any act or thing (in either case whether or not in the ordinary course of day-to-day operations) which is material and in particular (but without limiting the generality of the foregoing) the Transferor will procure that the Target Company and subsidiary companies wholly-owned, controlled, equity affiliates of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS shall NOT prior to Completion, without the prior written consent of the Transferee:

(1) issue or agree to issue any shares or loan capitals, or; offer or agree to offer or withdraw any option of purchase, or; amend any existing terms concerning the acquisition or subscription of the option or right of any shares or loan capital;

(2) make a loan or raise money;

(3) terminate any Agreements, arrangements or Agreements of great value, or; waive any rights of material value;

(4) create or permit to arise any mortgage, charge, lien, pledge, other form of security or encumbrance of equity of whatsoever nature, whether similar to the foregoing or not, on or in respect of any part of its undertaking, property or assets other than liens arising by operation of law in amounts which are not material;

(5) give any guarantee, indemnity, surety or security to any third party;

(6) dispose or agree to dispose of or acquire or agree to acquire any material asset;

(7) dispose of the ownership, possession, custody or control of any corporate or other books or records;

(8) other than in the ordinary and usual course of its business, compromise, settle, release, discharge or compound any material civil, criminal, arbitration or other proceedings or any material liability, claim, action, demand or dispute or waive any right in relation to any of the foregoing;

(9) other than in the ordinary course of its business, release compromise or write off any material amount recorded in the books of account of the company as owing by any debtors of the company;

(10) let or agree to let the company to transfer the possession or ownership of the whole or any part of the Property, or take on lease or assume possession of any real property;

(11) terminate any or allow to lapse any material insurance policy now in effect or defaulting under any provision thereof.

6. Matters prior to Completion

6.1 Transferor confirms that, in order to enhance the work efficiency of the transaction, within 3 days after the Transaction Deposit provided in this Agreement is received by the mutual managed bank account, the Parties will designate personnel to form a working team respectively. The Parties shall coordinate to cause the working team perform its duty. The main duty of the working team includes: (1) coordinating and assisting the due diligence of Transferee on the purpose of completing Transferee’s transaction; (2) ensuring the normal day-to-day operation of Target Company and Subsidiary Companies wholly-owned, controlled, equity affiliates of Target Company and Subsidiary Companies wholly-owned, controlled of DADI GAS before the delivery of transaction; (3) any other responsibilities agreed by the Parties.

6.2 To ensure the steady handover, the Parties mutually agree to make the corresponding arrangement for the work during the period from the execution of this Agreement to Completion.

6.3 The working team shall arrange the personnel of Transferee to take part in the management and operation (will not disturb the decision making of management of operation) of Target Company according to the requirements of Transferee.

6.4 The period during which Transferee’s personnel take part in the management and operation will no be longer than 3 months. The specific working time and working requirements of Transferee’s personnel shall be decided by Transferee at its sole discretion, but such working time and working requirements shall be reasonable and with respect with the transaction. Transferor undertakes that the personnel of Target Company and Subsidiary Companies wholly-owned, controlled, equity affiliates of Target Company and Subsidiary Companies wholly-owned, controlled of DADI GAS will not obstruct the work of Transferee’s personnel in any active or negative manners.

6.5 Contingent liabilities or other liabilities of the Target Company and subsidiary companies wholly-owned, controlled, equity affiliates of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS before the completion which the Transferor do not disclosed shall be assumed by the Transferor. If the corresponding Target Company or subsidiary companies wholly-owned, controlled, equity affiliates of Target Company or subsidiary companies wholly-owned, controlled of DADI GAS assumes or pays such liabilities in advance and are subject to losses, the Transferor shall compensate all losses to the corresponding Target Company or subsidiary companies wholly-owned, controlled, equity affiliates of the Target Company or subsidiary companies wholly-owned, controlled of DADI GAS within 5 working days after the occurrence of actual losses. In the event any such liabilities arise within three years after the third payment, Transferee shall have to right to be paid the amount of any such liability out of the third payment instalment held in the mutually managed account set forth in Section4.2.3（ii）.

7. Completion of the Transfer

7.1 The Parties agree that after the Transferee made the first installment payment provided in this Agreement they will establish a “transfer team” ("Transfer Team") jointly to deliver the Target Company (including the Target Company and subsidiary companies wholly-owned, controlled, equity affiliates of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS) within 3 working days. The day when Transfer Team is established is the Delivery Day.

7.2 The Transferor shall prepare a list of transfer for the Transfer Team. The list shall show all the assets, corporate books required by the law, account books, documents, agreements, and contracts and so on of the Target Company and subsidiary companies wholly-owned, controlled, equity affiliates of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS.

7.3 If the Transferor provide reports or data of the Target Company and subsidiary companies wholly-owned, controlled, equity affiliates of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS which are not in compliance with actual situations, the Transferor shall be considered as in breach of this Agreement, the Transferee is entitled to terminate this Agreement(whereupon Transferor will be entitled to a refund of the purchase price paid and/ the return of the  Deposit) and require the Transferor to compensate relevant damages and losses. In the event that these misrepresentations are discovered within three years after the closing Transferee may request that any losses incurred shall may be paid out of the third installment held in the bank account.

7.4 To facilitate the Completion of the Transfer, the Transferor shall submit the following documents to the Transferee:

(1) Permits and approvals in writing for the alteration registration of equity transfer of the Target Company and subsidiary companies wholly-owned, controlled, equity affiliates of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS (if any) from Committees of Foreign Trade and Economic Cooperation and AIC;

(2) Certificates of ownership of the Transferred Equity (including register of shareholders of the Target Company and subsidiary companies wholly-owned, controlled of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS);

(3) Certificates or documents which proves that the Target Company and subsidiary companies wholly-owned, controlled, equity affiliates of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS have legally and validly owned the operation right of gas pipeline, the qualification of gas operation and the charging right of gas. The certificates or documents include but not limited to the agreement of operation right of gas pipeline entered into by and between the local government or authority of the local government, administrative permit of the qualification of gas enterprise, certificate of gas charging.

(4) The true, necessary and sufficient certificates or documents which proves that the Transferor has transferred all trademark, patent, know-how and other intangible asset right (if any) which is owned by third party but currently using by the Target Company and subsidiary companies wholly-owned, controlled, equity affiliates of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS from the owner to the Target Company.

(5) Letters of resignation from all the current directors, supervisors of the Target Company and subsidiary companies wholly-owned, controlled of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS, in which confirm that none of them have involved corresponding Target Company or subsidiary companies wholly-owned, controlled of Target Company or subsidiary companies wholly-owned, controlled of DADI GAS respectively in any claims (no matter on the basis of the compensation for resignation or any other reasons). The resignation shall be effective upon the delivery day;

(6) Confirmation letters of senior management of the Target Company and subsidiary companies wholly-owned, controlled of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS to confirm that none of the them have claims against the corresponding Target Company and subsidiary companies wholly-owned, controlled of Target Company or subsidiary companies wholly-owned, controlled of DADI GAS respectively (no matter on the basis of the compensation for resignation or any other reasons);

(7) Certificates that prove property right alteration registration procedures concerning the selling and purchasing of Transferred Equity have been duly completed;

(8) Certificates that prove the authorization orders of existing bank accounts of all the Target Company and subsidiary companies wholly-owned, controlled of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS have been rendered void and new authorization orders have been issued to personnel appointed by the Transferee;

(9) Certificates of ownership of the assets of all the Target Company and subsidiary companies wholly-owned, controlled of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS; and

(10) Certificates issued by the banks of the Target Company and subsidiary companies wholly-owned, controlled, equity affiliates of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS stating the amount of the debit or credit of such accounts at close of business on the day of Completion of the Transfer.

The Parties agree that the transfer shall be deemed to be completed upon the day when the Transferee confirms that all works of delivery has completed and the Transferor have fulfilled its obligations under Section 7.4. The day on which such written confirmation is issued is the satisfaction day of Completion of the Transfer. Notwithstanding aforesaid, the Transferee shall not refuse to issue the written confirmation unreasonably when such certificates and documents submitted by the Transferor are true, necessary and sufficient.

8. Undertakings and Warranties

8.1 The Transferor undertake and warrant that:

8.1.1 The Transferor shall increase its equity holding of in the shortest duration at its best effort to reach the target of holding no less than 70% equity of the Target Company by purchasing the equity interest. After the completion of such equity purchase, the Transferor shall legally own 70% of the equity of the Target Company. Should any third Party claim any ownership or other interest in the aforesaid equity, the Transferor shall assume full responsibility and shall be liable to compensate the Transferee for any loss incurred hereof.

8.1.2 The Transferred Equity shall not subject to any restriction under any laws and agreements beyond the ones stipulated expressly in this Agreement. Should any third Party produce effective evidence that the transfer by the Transferor is subject to any restriction under any laws and agreements, the Transferor shall assume full responsibility and shall be liable to compensate the Transferee for any loss incurred hereof.

8.1.3 Upon the performance of this Agreement, the Transferred Equity purchased by the Transferee and its subsidiary rights and interests or those to be generated from the equity are free of any rights and interests of any third Party.

8.1.4 The Target Company and subsidiary companies wholly-owned, controlled, equity affiliates of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS are established and legally existing under the laws of China.

8.1.5 The Target Company and subsidiary companies wholly-owned, controlled, equity affiliates of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS own and have acquired all the effective authorization letters, licenses, approvals and permits to manage existing assets and carry out all the business operations (specified in Annex IV " The production and operation information of Target Company and Subsidiary Companies wholly-owned, controlled, equity affiliates of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS"). The above-mentioned authorization letters, licenses, approvals and permits have been registered and recorded in relevant authorities in accordance with applicable laws and regulations. The Transferor shall explain for any exceptional case (if has) in advance and ensure to settle such case.

8.1.6 The Target Company and subsidiary companies wholly-owned, controlled, equity affiliates of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS have legally and validly owned the operation right of gas pipeline, the qualification of gas operation and the charging right of gas. The certificates or documents include but not limited to the agreement of operation right of gas pipeline entered into by and between the local government or authority of the local government, administrative permit of the qualification of gas enterprise, certificate of gas charging. The Transferor shall explain for any exceptional case (if has) in advance and ensure to settle such case.

8.1.7 The Target Company and subsidiary companies wholly-owned, controlled, equity affiliates of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS have completed the corresponding comprehensive acceptance inspection for the vaporizing station and completed pipeline (including examination and filing procedures of Construction Bureau, Quality Supervision Bureau, Environmental Protection Bureau and Security Supervision Bureau) and obtain the acceptance inspection report for relevant authorities. The Transferor shall explain for any exceptional case (if has) in advance and ensure to settle such case;

8.1.8 Except disclosure to the Transferee in writing, the assets of the Target Company and subsidiary companies wholly-owned, controlled, equity affiliates of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS are free of any guarantees or any right of third Party or any other limitations that might have adverse affect to the execution of rights concerning the above-mentioned assets or interests values. As of the execution day of the Agreement, nobody has executed or claimed to execute any rights that might have significantly adverse affect the conditions of the transferred assets, or raised any disputes directly or indirectly involving the transferred assets.

8.1.9 Upon execution by the Parties, this Agreement will be binding upon the Transferor.

8.1.10 Except disclosure to the Transferee in writing, there exists no litigation, arbitration or administrative procedures involving any relevant enterprises or its subsidiaries of the Target Company and subsidiary companies wholly-owned, controlled, equity affiliates of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS.

8.1.11  Except explicit disclosure, the assets of the Target Company and subsidiary companies wholly-owned, controlled, equity affiliates of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS are free of any other loans to be paid or debts of any forms.

8.1.12 Before the execution day of the Agreement, there is no written notice from creditors that will cause a mandatory disposal of assets of the Target Company and subsidiary companies wholly-owned, controlled, equity affiliates of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS.

8.1.13 As of the execution day of the Agreement, as far as the Transferor’s knowledge, no material adverse affect occurs or might occur on the basis of reasonable judgment to the existing business, finance or operation on the Target Company and subsidiary companies wholly-owned, controlled, equity affiliates of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS.

8.1.14  The Assets Confirmation List (specified in Annex V) of the Target Company and subsidiary companies wholly-owned, controlled, equity affiliates of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS provided by Transferor to Transferee is true, accurate and complete.

8.1.15 On the Date of audit, the Target Company and subsidiary companies wholly-owned, controlled, equity affiliates of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS have effective and tradable ownership for all the fixed assets stipulated in Assets Confirmation List, including but not limited to all the machines, constructions, on-going projects, gas pipeline, land and other fixed and current assets. Moreover, the Target Company will still have effective and tradable ownership in the above-mentioned assets and all the acquired assets upon the date of the Completion of the Transfer.

8.1.16  Upon the delivery day, major assets in operation of the Target Company and subsidiary companies wholly-owned, controlled, equity affiliates of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS shall be in good condition and comply with normal standards of gas industry after periodical and proper maintenance.

8.1.17  The operations (including but not limited to the operation of business involved in the business scope, financial, taxation, environment protection, labor and human resources, security manufaction, etc )of the Target Company and subsidiary companies wholly-owned, controlled, equity affiliates of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS have never gone against rules and regulations of China , never received any written notice from relevant management or public service department that indicates authorizations, licenses, approvals and permits awarded to the Target Company before have been revoked due to its delinquent behaviors and the revocation of the above-mentioned documents, compliance with relevant regulations or remedial measures adopted have made material adverse affects to the business operation of the Target Company and subsidiary companies wholly-owned, controlled, equity affiliates of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS.

8.1.18  The Obligations Transfer List (please refer to Annex VI) of the Target Company and subsidiary companies wholly-owned, controlled, equity affiliates of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS provided by Transferor to Transferee is true, accurate and complete.

8.1.19 Before the delivery day, all the debts owed by the Target Company and subsidiary companies wholly-owned, controlled, equity affiliates of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS have been shown in the Debt Transfer List (specified in Annex VI).

8.1.20  Except for debts shown in the Debt Transfer List (please refer to Annex VI), there is no other debt owed by the Target Company and subsidiary companies wholly-owned, controlled, equity affiliates of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS before the Date of Completion.

8.1.21  The Transferor will negotiate with the Transferee on matters concerning equity transfer not mentioned herein in accordance with PRC laws and regulations and relevant policies.

8.1.22  The Transferor acknowledges that the Transferee is entering into this Agreement in reliance upon the accuracy of each of the Warranties.

8.1.23  If the Transferee has reasonable grounds to believe that a breach of any of the Warranties has occurred then the Transferor shall ensure that for a period of three (3) years after the date of Completion the Transferee and its advisers and representatives shall be given all facilities which they may reasonably request and in particular shall allow them full access to all accounting and other records of the Transferor in order that they might ascertain whether a breach of the Warranties has occurred.

8.1.24  The Transferor undertakes that all the shareholders other than Transferor of Target Company and Subsidiary Companies wholly-owned, controlled, equity affiliates of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS  (hereinafter referred to as "Non-Transferor Shareholders") shall completely cooperate with Transferor and obey the instructions of Transferor on the matters of this transaction (including but not limited to , waiver of right of first refusal, etc.). Non-Transferor Shareholders do not hold any substantive rights to control any Target Company and Subsidiary Companies wholly-owned, controlled, equity affiliates of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS; to control or dispose of any assets or take action on behalf of any Target Company and Subsidiary Companies wholly-owned, controlled, equity affiliates of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS; or to acquire a greater interest in any Target Company and Subsidiary Companies wholly-owned, controlled, equity affiliates of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS with more preferred condition than Transferee. Further more; Non-Transferor Shareholders shall not cause any obstacles to the transaction.

8.1.25  The Transferor undertakes that during the operation term of the Target Company and subsidiary companies wholly-owned, controlled, equity affiliates of Target Company, all the brand name which is currently using by the Target Company and subsidiary companies wholly-owned, controlled, equity affiliates of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS shall be continuously used for free until the company cancels its registration in AIC.

8.1.26 The Transferor undertakes that upon the execution of the Agreement, it will terminate any negotiation in connection with the equity transfer of the Target Company with any third Party except the Transferee and it will not carry out new negotiations in connection with the equity transfer of the Target Company with any third Party except the Transferee.

8.1.27 The Transferor undertakes, after the completion of the Transfer of equity, in the period that the Transferor still holds any equity of the Target Company and/or subsidiary companies wholly-owned, controlled, equity affiliates of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS and within 3 years after the Transferor does not hold such equity any more, the Transferor and the companies controlled by the Transferor shall NOT conduct the business of urban gas, or hold any post in any company conducting the business of urban gas, or take any measures to disrupt any potential projects of the Target Company and subsidiary companies wholly-owned, controlled, equity affiliates of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS.

8.1.28 The above-mentioned undertakings and warranties shall remain effective after the delivery day.

8.2  The Transferee undertakes and warrants that:

8.2.1 The Transferee is a legal entity established and legally existing under the laws of United States.

8.2.2 The Transferee will negotiate with the Transferor on matters concerning equity transfer not mentioned herein in accordance with PRC laws and regulations and relevant policies.

8.2.3 The Transferee shall be responsible for the above mentioned undertakings and warranties. If the Transferor have fulfilled its obligations under the Agreement, the Transferee shall also bear relevant obligations and pay Consideration to the Transferor as stipulated in this Agreement.

8.2.4 The Transferee undertakes that the Transferee may consider offering Transferor a proper position in Transferee upon the request of Transferor. And for purpose successful delivery and smoothly transition the Transferee may consider offering the Senior Management of the Target Company a proper position in Transferee.

9. Liability for breach of the Agreement

9.1 In the event that there is any material omission or severe fraud in the documents or data submitted by the Transferor, the Agreement may be terminated by the Transferee. The Transferor shall take the liabilities of breaching and indemnify the Transferee for the damages for the breach thereof.

9.2 The Parties mutually agree that, unless otherwise provided under this Agreement, if a Party is in material breach of this Agreement ("breaching Party"), then the other Party (“observant Party”) has the right to terminate this Agreement according to the Contract Law of People's Republic of China and applicable judicatory interpretations and claims damages arising from the breach.

9.3 If the Transferor makes explanations for any exceptional case for undertakings and warranties in Section 8.1.5, Section 8.1.6 and Section 8.1.7, the Transferor shall settle such cases within the time limit approved by the Transferee. If failed to do so, the Transferee is entitle to choose any of following measures:

9.3.1 terminate this Agreement and require the Transferor to pay the Transferee RMB 10,000,000 Yuan as penalty.

9.3.2 deduct no less than RMB_10,000,000_ Yuan from payables of the Transferee.

9.4  The Parties confirm simultaneously that, unless otherwise provided in this Agreement, if a Party is in breach of their undertakings, warranties and facts stated in the Section 8 under the Agreement，the observant Party has the right to terminate this Agreement and claim damages arising from the breach.

9.5  After Completion of the Transfer, the Transferor shall take positive measures to solve all disputes or debts caused by the operation of the Target Company before the Date of Completion, or unforeseeable disputes before the Date of Delivery. The Transferor shall compensate for the direct or indirect damages rising thereof.

9.6  If the Transferor fail to fulfill their undertakings on time under the Agreement, the Transferor are in breach of the Agreement and the Transferee has the right to delay the following payments to the Transferor or to terminate this Agreement and claim damages rising thereof.

9.7  Unless this Agreement is otherwise provided, if the Transferor have performed all the provisions of this Agreement strictly; however the Transferee unilaterally terminates by violating this Agreement, the Transferee shall compensate the Transferor for their direct damages rising hereby.

9.8  Unless otherwise provided under this Agreement, each Party shall not terminate this Agreement without the consent of the other Party; otherwise the termination party shall pay the other Party RMB 10,000,000 Yuan as penalty.

9.9  The Parties agree that, under any of a situation or situations under Section 10.2.4 to Section 10.2.10 of the Agreement, Transferee has the right to terminate this Agreement at its own discretion without taking any liability and has the right to request Transferor to pay it RMB 10,000,000Yuan as penalty.

10. Termination of this Agreement

The Parties mutually agree that unless otherwise provided in this Agreement, this Agreement shall be terminated only under following situations:

10.1 This Agreement shall be terminated upon the consent of the Parties;

10.2 Transferee is entitle to terminate this Agreement at its own discretion under any of the following situations:

10.2.1 Transferee is unable to complete the transaction due to relevant policies and rules of the State;

10.2.2 Necessary governmental approvals are unable to obtain for this transaction (if necessary)；

10.2.3 Transferee discovers that the accountant or auditor of Transferee or appointed by Transferee determines that a US GAAP audit of the Target Company and Subsidiary Companies wholly-owned, controlled, equity affiliates of Target Company (including the subsidiary companies wholly-owned, controlled of DADI GAS listed in Annex I) may not be completed.

10.2.4 Transferee discovers that there are material defects of the Transferred Equity or Transferor and/or Non-Transferor Shareholders are unable to transfer the Targets of this transaction;

10.2.5 Transferee discovers that there is any conceal, omission or fraud in the documents or data submitted by Transferor in connection with the Target Company and Subsidiary Companies wholly-owned, controlled, equity affiliates of Target Company (including the subsidiary companies wholly-owned, controlled of DADI GAS listed in Annex I);

10.2.6 Transferee discovers that there are martial barriers for the Target Company and Subsidiary Companies wholly-owned, controlled, equity affiliates of Target Company (including the subsidiary companies wholly-owned, controlled of DADI GAS listed in Annex I) which will result in disability for conducting their business in further   3   years;

10.2.7 Transferee discovers that Transferor fails to ensure the Work Group and the staff of Transferee to smoothly work together with relevant staff from the Target Company and Subsidiary Companies wholly-owned, controlled, equity affiliates of Target Company (including the subsidiary companies wholly-owned, controlled of DADI GAS listed in Annex I), which result in Transferee is unable to complete its prospective work requirements for continuous 5 days;

10.2.8 Transferee discovers that Transferor consults or negotiates relevant issues in connection with the transfer of part and/or all Transferred Equity or signs relevant written documents with any third party other than Transferee;

10.2.9 Non-Transferor Shareholders fail to comply with the instructions of Transferor in connection with the transaction of the Target Company and Subsidiary Companies wholly-owned, controlled, equity affiliates of Target Company (including the subsidiary companies wholly-owned, controlled of DADI GAS listed in Annex I) (including but not limited to the percentage of the transfer, the price of the transfer etc.), which results in any obstacle for such proposed transaction of Transferee by Non-Transferor Shareholders；or

10.2.10 The Transferor fails to complete or satisfy one or more Transferee’s payment preconditions within the time limit provided in this Agreement.

10.3  Unless otherwise provided under this Agreement, in the case when the Transferee terminate this Agreement pursuant to the provisions of this Agreement, the Transferee is entitled not only to claim the liabilities of breach against the breaching party, but also to require the Transferor to fully return any payment paid (including deposit and any installments of the purchase price previously paid) to the Transferor from the Transferee.

10.4 Transferor is entitle to terminate this Agreement at its own discretion under any of the following situations:

10.4.1 On conditions that there is no freeze, distrain, pledge, mortgage, or other right limitations against the Transferred Equity, Transferor is unable to complete the transaction due to relevant policies and rules of the State;

10.4.2 Necessary governmental approvals are unable to obtain for this transaction (if necessary).

11. Assignment of this Agreement

Transferor agrees that, Transferee is entitled to transfer its entire or partial rights and/or obligations to any third party designated by Transferee who is affiliated with Transferee without Transferor’s consent for such transfer. Transferor further agrees that, such third Transferee aforesaid may be person, legal entity or other economic organizations. Transferee has the right to designate one natural person, legal entity or other economic organization or two or more natural persons, legal entities or other economic organizations as such third Transferee its own discretion.

12. Tax Issues

12.1 Unless otherwise provided under this Agreement, Transferee and Transferor shall bear relevant payable taxes and expenses in connection with the performance of this Agreement and this transaction respectively. If required by law, Transferee will withhold and remit tax when making payment (if any).

12.2 Before the completion of delivery, Transferor shall be in charge of the tax issues of the Target Company and Subsidiary Companies wholly-owned, controlled, equity affiliates of the Target Company (including the subsidiary companies wholly-owned, controlled of DADI GAS listed in Annex I). After completion, in case of economic damages and losses arising hereof, Transferee has the right to claim for such damages and losses against Transferor.

13. Force Majeure

Neither Party shall be prevented from failure of performance of any of its obligations under this Agreement due to an event of Force Majeure outside the reasonable control of that Party. The Party affected by such event of force majeure shall notify the other Party immediately in convenient way, and shall no later than 15 days after the commencement of such event submit the documentary evidence notarized by local notary organ to the other Party. The Parties shall negotiate the way of dealing with the aftermath such event in time.

14. Confidentiality

Either Party of this Agreement shall not disclose any information related to this Agreement to any person、entity or company during the term of the Agreement or five years after the expiration of the Agreement, no matter the person、entity or company has a competitive relationship with the other Party or not. In case any Party is in breach of the provision of the confidentiality and causes the other Party suffering from economic damages and losses, the breaching Party shall assume relevant liabilities of such breach to the other Party. But the information disclosed pursuant to the applicable law or compulsory requirements of the court or any other authorities will not be applied.

15. Notices

15.1 Any and all notices shall be delivered in writing, including by facsimile、letter、courier service delivered letter, and notices shall be deemed to have been delivered at the 7th days after the written notice delivered. The notifying date of unwritten notice (telephone or email, etc) shall be the date of written confirmation of the receiver.

15.2 Either Party may change its particulars for receipt of notices by notice given to the other Party within 3 days after such change. If the Party fails to notice the other party its changes on its particulars for receipt of notices, it shall take all legal liability for all results rising hereof.

If to the Transferor, notices shall be delivered as follows:

Addressee：__________ Position：__________

Address：__________ Post Code：__________

Facsimile：__________ Email：_______________ _____

If to the Transferee, notices shall be delivered as follows:

Addressee：__________  Position：__________

Address:__________ Post Code：__________

Facsimile：__________ Email：__________

15.3 All notices and relevant expenses under this Agreement shall be processed by either Party respectively in accordance with laws and regulations at their own cost.

16. Governing Law

本协议的成立、效力、解释和履行，应以中华人民共和国法律为准。

The formation、validity、interpretation and/or performance of this Agreement shall be governed by PRC LAWS.

17. Settlement of Dispute

Any disputes arising from or in connection with this Agreement shall be settled through friendly negotiation between the Parties. If the dispute cannot be resolved by negotiation, then any Party may submit the dispute to China International Economic and Trade Arbitration Committee located in Beijing for arbitration according to and regulations in effect at the time of applying for arbitration. The arbitration award shall be final and binding on all parties.

18. Severability

Any provision of the Agreement shall be deemed as severable. If any provision of the Agreement is invalid, it shall not affect the validity of the rest of the provisions of this Agreement.

19. Non-waiver

Either Party's failure to insist the other Party on the performance of any provision of the Agreement at any time shall not be deemed to waive such provision or waive the right to request the other Party on execution of such provision in future.

20. Transcript

The formal text of the Agreement shall be written in CHINESE. Any provision of such Agreement shall be interpreted under the usual meaning of the words in the Chinese version.

21. Title and Subtitles

All tile and subtitles of the Agreement are in the convenience of the reference only and shall not limit or affect any provision provided in the Agreement.

22. Entire agreement

22.1 This Agreement includes all agreements and memorandums related to the subject of this Agreement and supersede any and all previous written or oral agreements and/or memorandums concluded by any consultation relating to the subject of this Agreement. Unless this Agreement is otherwise provided expressly, any other condition, definition, guarantee or statement related to the subject of this Agreement shall not be binding on the Parties.

22.2 Any correction、amendment、replacing or modification of this Agreement shall be made in writing and shall be ascertained that it is relevant to the Agreement and shall be signed by the representatives or designated person(s) of the Parties of the Agreement.

22.3 The Parties of the Agreement mutually agree that in the convenience of processing the procedure of the alteration registration related to the equity transfer hereof with the local industry and commercial bureau, the Parties may enter into a simpler equity transfer agreement. The content of such simple equity transfer agreement shall not be controversial with this Agreement hereof. In case of any controversy, this Agreement shall prevail.

23. This Agreement shall become into effective upon the signature or seal of the Parties.

24. This Agreement is executed in [   ] counterparts. Each transferor holds [  ] and the transferee holds [   ].

Annexes：

Annex I List of Target Company, Subsidiary Companies wholly-owned, controlled, equity affiliates of Target Company and Subsidiary Companies wholly-owned, controlled of DADI GAS

Annex  ÿIV   The production and operation information of Target Company and Subsidiary Companies wholly-owned, controlled, equity affiliates of Target Company and Subsidiary Companies wholly-owned, controlled of DADI GAS

Annex V  Assets Confirmation List

Annex VI   Obligations transfer list

Annex V List of Projects Planned of Target Company and Subsidiary Companies wholly-owned, controlled, equity affiliates of Target Company and Subsidiary Companies wholly-owned, controlled of DADI GAS

Annex VI Financial Statements of Target Company and Subsidiary Companies wholly-owned, controlled, equity affiliates of Target Company and Subsidiary Companies wholly-owned, controlled of DADI GAS

 (This page is blank below)

Signature Page

Transferor:

Tang Zhixiang (Singature)

Transferee:

China New Energy Group Company

Authorized Representative:

Date:

  Annex I List of Target Companies and Subsidiary Companies wholly-owned, controlled, equity affiliates of Target Companies

1. The wholly-owned subsidiary companies of the Target Company include:

  (1)  Beijing Century Dadi Transportation Ltd., Co.; and

  (2)  Beijing Xiadu Dadi Gas Ltd., Co..

2. Name of Subsidiary Companies controlled by the Target Company and the equity proportion held by the Target Companyinclude:

 (1) Huanghua Port Dadi Lihua Gas Ltd., Co. (80%)

 (2) Suizhong Dadi Gas Ltd., Co. (60%);

 (3) Jiaozuo Hualong Petrochemical Ltd., Co. (60%)

 (4) Huojia Hualong Petrochemical Ltd., Co. (54%); and

 (5) Dadi Huayou Gas Ltd., Co. (51%).

3. Name of Equity affiliates of the Target Companies and the equity proportion held by the Target Company include:

 (1)  Fuhua Dadi Gas Ltd., Co(40%).

4. The wholly-owned subsidiary companies of the DADI GAS include:

(1)   Zhuolu Dadi Gas Ltd., Co.; and

(2)   Xian County Dadi Gas Ltd., Co..

5. Name of Subsidiary Companies controlled by DADI GAS and the equity proportion held byDADI GAS include:

 (1) Tianjin Dadi Gas Technology Development Ltd., Co. (70%)

 (2) Dadi Xingying Gas Ltd., Co. (80%)

 (3) Shijiazhuang Dadi Gas Ltd., Co. (80%);

 (4) Chengde Dadi Gas Ltd., Co. (60%); and

 (5) Baigou Dadi Gas Ltd., Co. (80%).

Annex III The production and operation information of Target Company and Subsidiary Companies wholly-owned, controlled, equity affiliates of Target Company and subsidiary companies wholly-owned, controlled of DADI GAS

Part one Basic Information of Target Company

Business License

Business License No.:

Registration No.:

Issuing Date:

Address:

Type of Enterprise

Registered Capital

Business Scope:

Business Term:

Board of Directors:

Name                                              Designated by                                                   Position

Board of Supervisors

Name                                              Designated by

Part 2 Certificates and Licenses of Operations

Annex IV Assets Confirmation List

Annex V Obligations transfer list

Annex V List of Projects Planned of Target Company and Subsidiary Companies wholly-owned, controlled, equity affiliates of Target Company and Subsidiary Companies wholly-owned, controlled of DADI GAS

Annex VI Financial Statements of Target Company and Subsidiary Companies wholly-owned, controlled, equity affiliates of Target Company and Subsidiary Companies wholly-owned, controlled of DADI GAS